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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF LIBERATE, AS AMENDED

 (i) Liberate Technologies B.V.
    The Netherlands

 (ii) Liberate Technologies LLC
    State of Delaware

(iii) Liberate Technologies Japan K.K.
    Japan